SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

[Amendment No. ]

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

MOODY’S CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☐	Fee paid previously with written preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Your Vote Counts!

MOODY’S CORPORATION

2024 Annual Meeting Vote by April 15, 2024 11:59 p.m. EDT
MOODY’S CORPORATION 7 WORLD TRADE CENTER 250 GREENWICH STREET NEW YORK, NY 10007

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You invested in MOODY’S CORPORATION and it’s time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on April 16, 2024.

Get informed before you vote

We encourage you to access and review all of the important information contained in the proxy materials before voting. View the Annual Report and Notice & Proxy Statement online at www.ProxyVote.com or scan the QR Barcode below OR you can receive a free paper or email copy of the material(s) by requesting prior to April 2, 2024. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

*	Please check the meeting materials for any special requirements for meeting attendance.

  Vote at www.ProxyVote.com

  THIS IS NOT A VOTABLE BALLOT

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. Please follow the instructions on the reverse side to view the proxy materials and to vote on these important matters.

Voting Items		Board Recommends

1.	Election of Directors

Nominees:

1a.	Jorge A. Bermudez	For

1b.	Thérèse Esperdy	For

1c.	Robert Fauber	For

1d.	Vincent A. Forlenza	For

1e.	Kathryn M. Hill	For

1f.	Lloyd W. Howell, Jr.	For

1g.	Jose M. Minaya	For

1h.	Leslie F. Seidman	For

1i.	Zig Serafin	For

1j.	Bruce Van Saun	For

2.	Ratification of the appointment of KPMG LLP as independent registered public accounting firm of the Company for 2024.	For

3.	Advisory resolution approving executive compensation.	For

4.	Company proposal to amend the Moody’s Corporation Restated Certificate of Incorporation to authorize stockholders owning 25% of the Company’s common stock to have the Company call special meetings of stockholders.	For

5.	Stockholder proposal requesting that stockholders owning 15% of the Company’s common stock be able to call special meetings of stockholders.	Against
NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

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